UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

MCNAB CREEK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50978

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1128, 789 West Pender Street

Vancouver, B.C.  V6C 1H2

(Address of principal executive offices)

(604) 669-9330

(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2006, the Company appointed Christopher Turley as its new CFO. Mr. Turley's employment agreement is for a one year term, cancellable by either party with 30 days notice, with compensation of $1,000 per week plus expenses. There are no family relationships between the Company's current directors and officers and Mr. Turley. There are no transactions between the Company and Mr. Turley required to be reported hereunder. Following is a description of Mr. Turley's business experience over the past five years.

From August 2003 to November 30, 2006, Mr. Turley was an independent capital markets consultant to venture companies trading both in Canada and the U.S.;  negotiating and structuring financial transactions, raising funds directly and through intermediaries and creating investor awareness campaigns. Between 1996 to 2003 Mr. Turley was an Investment Advisor with Canaccord Capital Corp. in Vancouver BC Canada, providing a range of investment services from portfolio allocation to speculative account management.  From 1991 to 1996 Mr. Turley was employed by ABB (Asea Brown Boveri Inc.), a European multinational electrical engineering company, in accounting and finance.  Mr. Turley holds a Bachelor of Commerce degree from McGill University and Master of Business Administration degree from the University of B.C.

Being of European heritage Mr. Turley is a dual citizen of the EC as well as Canada and speaks fluent English, French and Dutch.

Mr. Turley currently serves as a director of Jackson Ventures, Inc., but will be resigning his position by the end of 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006                                                                     McNab Creek Gold Corp.

                                                                                                    Per:       /s/ Kenneth Townsend

                                                                                                            Kenneth Townsend,

                                                                                                            President, C.E.O. and Director